As filed with the Securities and Exchange Commission on March 26, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Green Thumb Industries Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	98-1437430
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

325 West Huron Street, Suite 700

Chicago, Illinois 60654

(312) 471-6720

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Beth Burk

325 West Huron Street, Suite 700

Chicago, Illinois 60654

(312) 471-6720

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Subordinate Voting Shares	(1)	(1)	(1)	(2)
Warrants	(1)	(1)	(1)	(2)
Units	(1)	(1)	(1)	(2)

(1)

Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate number or amount, as the case may be, of Subordinate Voting Shares and warrants are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

(2)	Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of all applicable registration fees.

PROSPECTUS

Green Thumb Industries Inc.

Subordinate Voting Shares

Warrants

Units

From time to time, we or selling securityholders may offer any combination of the securities described in this prospectus in one or more offerings. We or selling securityholders may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we or selling securityholders offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our Subordinate Voting Shares are listed on the OTCQX Best Market under the symbol “GTBIF.” On March 24, 2021, the last reported sale price of our Subordinate Voting Shares on the OTCQX Best Market was $31.40 per share. Our Subordinate Voting Shares are also listed on the Canadian Securities Exchange under the symbol “GTII.” On March 24, 2021, the last reported sale price of our Subordinate Voting Shares on the CSE was C$39.62 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the OTCQX Best Market or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling securityholders.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 26, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act”. Under this shelf registration process, we or selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer.

Each time we or selling securityholders sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, references in this prospectus to “Green Thumb Industries,” “the Company,” “we,” “us” and “our” refer to Green Thumb Industries Inc.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Established in 2014 and headquartered in Chicago, Illinois, Green Thumb Industries Inc. is promoting well-being through the power of cannabis through branded consumer packaged goods and people-first retail experiences, while being committed to community and sustainable profitable growth. As of January 1, 2021, we have operations across 12 U.S. markets, employ over 2,200 people and serve hundreds of thousands of patients and customers annually.

Our core business is manufacturing, distributing and marketing a portfolio of owned cannabis consumer packaged goods brands (which we refer to as our Consumer Packaged Goods business), including Beboe, Dogwalkers, Dr. Solomon’s, incredibles, Rythm and The Feel Collection. We distribute and market these products primarily to third-party licensed retail cannabis stores across the United States as well as to company-owned retail stores (which we refer to as our Retail business).

Our Consumer Packaged Goods portfolio is primarily generated from plant material that we grow and process ourselves, which we use to produce our consumer packaged goods in 13 manufacturing facilities. This portfolio consists of stock keeping units, which we refer to as SKUs, across a range of cannabis product categories, including flower, pre-rolls, concentrates, vape, capsules, tinctures, edibles, topicals and other cannabis-related products (none of which product categories are individually material to us).

We also own and operate a national cannabis retail chain called Rise, and in the Las Vegas, Nevada area, a chain of stores called Essence, which are relationship-centric retail experiences aimed to deliver a superior level of customer service through high-engagement consumer interaction, a consultative, transparent and education-forward selling approach and a consistently available assortment of cannabis products. In addition, we currently own stores under other names, primarily where we co-own the stores or naming is subject to licensing or similar restrictions. The income from our retail stores is primarily from the sale of cannabis-related products, which includes the sale of products that we produce as well as those produced by third parties, with an immaterial (under 10%) portion of this income resulting from the sale of other merchandise (such as t-shirts and accessories for cannabis use). Our Rise stores currently are located in eight of the states in which we operate (including Nevada). Our Essence stores were acquired in connection with the 2019 acquisition of Integral Associates, LLC and are located in Nevada and as of March 2021, California. The Essence stores differ from the Rise stores mainly in geographic location. As of January 1, 2021, we had 51 open and operating retail locations. The Company’s new store opening plans will remain fluid depending on market conditions, obtaining local licensing, construction and other permissions and subject to our capital allocation plans and the evolving situation with respect to COVID-19.

Corporate Information

We are a British Columbia corporation. Our principal executive offices are located at 325 W. Huron Street, Suite 700, Chicago, Illinois 60654. Our telephone number at this address is (312) 471-6720. Our website address is www.gtigrows.com. The information contained on our website or connected to our website is not incorporated by reference into and should not be considered part of this prospectus.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

The Securities We May Offer

We or selling securityholders may offer our Subordinate Voting Shares and warrants to purchase Subordinate Voting Shares, either individually or in units, from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking, if applicable;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We or selling securityholders may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or selling securityholders do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding options to purchase additional securities, if any; and

•	the estimated net proceeds to us.

Subordinate Voting Shares. We may issue our Subordinate Voting Shares from time to time. Holders of our Subordinate Voting Shares are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. In the event of the liquidation, dissolution or winding-up of Green Thumb Industries, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Subordinate Voting Shares will, subject to the prior rights of the holders of any of our shares ranking in priority to the Subordinate Voting Shares, be entitled to participate ratably along with all other holders of Subordinate Voting Shares, Multiple Voting Shares (on an as-converted to Subordinate Voting Shares basis) and Super Voting Shares (on an as-converted to Subordinate Voting Shares basis).

Warrants. We may issue warrants for the purchase of Subordinate Voting Shares in one or more series. We may issue warrants independently or together with Subordinate Voting Shares, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units. We may offer units consisting of Subordinate Voting Shares and warrants in any combination. In this Prospectus, we have summarized certain general features of the units under “Description of Units”. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered.

We may evidence each series of units by unit certificates that we may issue under a separate unit agreement with a unit agent. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the unit agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

Selling Securityholders

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Information about selling securityholders, if any, will be set forth in a prospectus supplement. See “Selling Securityholders” in this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 18, 2021, which is incorporated in this prospectus by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be unduly relied upon to anticipate results or trends in future periods. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Subordinate Voting Shares could decline and you might lose all or part of your investment. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “project,” “anticipate,” “believe,” “plan,” “forecast,” “continue” or “could” or the negative of these terms or variations of them or similar terms. Furthermore, forward-looking statements may be included in various filings that we make with the SEC, and in press releases or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

By way of example, and without implied limitation, such risks and uncertainties include:

•	cannabis remains illegal under federal law, and enforcement of cannabis laws could change;

•	we may be subject to action by the U.S. federal government;

•	state regulation of cannabis is uncertain;

•	we may be subject to heightened scrutiny by Canadian regulatory authorities;

•	we may face limitations on ownership of cannabis licenses;

•	we may become subject to Food and Drug Administration or Bureau of Alcohol, Tobacco, Firearms and Explosives regulation;

•	cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services;

•	we may face difficulties acquiring additional financing;

•	we lack access to U.S. bankruptcy protections;

•	we operate in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business;

•	we may face difficulties in enforcing our contracts;

•	we have limited trademark protection;

•	cannabis businesses are subject to unfavorable U.S. tax treatment;

•	cannabis businesses may be subject to civil asset forfeiture;

•	we are subject to proceeds of crime statutes;

•	we face exposure to fraudulent or illegal activity;

•	our use of joint ventures, strategic partnerships and alliances may expose us to risks associated with jointly owned investments;

•	we face risks due to industry immaturity or limited comparable, competitive or established industry best practices;

•	we face risks related to our products;

•	we are dependent on the popularity of consumer acceptance of our brand portfolio;

•	our business is subject to the risks inherent in agricultural operations;

•	we may be adversely impacted by rising or volatile energy costs;

•	we face an inherent risk of product liability and similar claims;

•	our products may be subject to product recalls;

•	we may face unfavorable publicity or consumer perception;

•	our voting control is concentrated;

•	our capital structure and voting control may cause unpredictability;

•	sales of substantial amounts of Subordinate Voting Shares by our existing shareholders in the public market may have an adverse effect on the market price of the Subordinate Voting Shares; and

•	we are governed by the corporate laws in British Columbia, Canada which in some cases have a different effect on shareholders than the corporate laws in Delaware, United States.

For more information regarding these and other uncertainties and factors that could cause our actual results to differ materially from what we have anticipated in our forward-looking statements or otherwise could materially adversely affect our business, financial condition or operating results, see the section entitled “Risk Factors” in this prospectus. The risks and uncertainties described above and in the section entitled “Risk Factors” in this prospectus are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time. We assume no obligation to update, amend or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements to do so with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including general market conditions, cash flows from operations and the anticipated growth of our business.

Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

DESCRIPTION OF SHARE CAPITAL

We are authorized to issue an unlimited number of Subordinate Voting Shares (which are being registered by the registration statement of which this prospectus is a part), an unlimited number of Multiple Voting Shares and an unlimited number of Super Voting Shares.

As of March 1, 2021, our issued and outstanding capital consisted of: (i) 184,533,692 Subordinate Voting Shares; (ii) 4,025,900 Multiple Voting Shares (on an as converted basis); and (iii) 30,103,100 Super Voting Shares (on an as converted basis).

The total number of equity shares assuming all are converted into Subordinate Voting Shares would be 218,662,692.

Our Articles, which are attached to the registration statement of which this prospectus is a part, provide further information regarding our securities and qualify the summary under “Description of Securities” in its entirety.

Subordinate Voting Shares

Notice and Voting Rights. Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Class Rights. As long as any Subordinate Voting Shares remain outstanding, we will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of Green Thumb Industries.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of Green Thumb Industries, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Subordinate Voting Shares will, subject to the prior rights of the holders of any of our shares ranking in priority to the Subordinate Voting Shares, be entitled to participate ratably along with all other holders of Subordinate Voting Shares, Multiple Voting Shares (on an as-converted to Subordinate Voting Shares basis) and Super Voting Shares (on an as-converted to Subordinate Voting Shares basis).

Conversion Rights. In the event that an offer is made to purchase Multiple Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the Multiple Voting Shares are then listed, to be made to all or substantially all the holders of Multiple Voting Shares in a given province or territory of Canada to which these requirements apply, each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares at the inverse of the Conversion ratio, currently 1 Multiple Voting Share into 100 Subordinate Voting Shares or 1 Super Voting Share into 1 Multiple Voting Share, as applicable, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares pursuant to the offer, and for no other reason. In such event, our transfer agent shall deposit the resulting Multiple Voting Shares on behalf of the holder. Should the Multiple Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned or withdrawn, the Multiple Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on the part of Green Thumb Industries or on the part of the holder, into Subordinate Voting Shares at the conversion ratio then in effect.

Dividend Rights. Holders of Subordinate Voting Shares are entitled to receive, as and when declared by our directors, dividends in cash or our property. No dividend will be declared or paid on the Subordinate Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Shares basis) on the Multiple Voting Shares and Super Voting Shares.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Multiple Voting Shares

Notice and Voting Rights. Holders of Multiple Voting Shares are entitled to notice of and to attend any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could then be converted (currently 100 votes per Multiple Voting Share held).

Class Rights. As long as any Multiple Voting Shares remain outstanding, Green Thumb Industries will not, without the consent of the holders of the Multiple Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Multiple Voting Shares. Holders of Multiple Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of our Subordinate Voting Shares, or bonds, debentures or other securities.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of Green Thumb Industries, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any of our shares ranking in priority to the Multiple Voting Shares, be entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).

Conversion Rights. The Multiple Voting Shares each have a restricted right to convert into 100 Subordinate Voting Shares, subject to adjustments for certain customary corporate changes. The ability to convert the Multiple Voting Shares is subject to a restriction that the aggregate number of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Securities Exchange Act of 1934, as amended), may not exceed 40% of the aggregate number of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares issued and outstanding after giving effect to such conversions and to a restriction on beneficial ownership of Subordinate Voting Shares exceeding certain levels. In addition, the Multiple Voting Shares will be automatically converted into Subordinate Voting Shares in certain circumstances, including upon the registration of the Subordinate Voting Shares under the United States Securities Act of 1933, as amended.

In the event that an offer is made to purchase Subordinate Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the Subordinate Voting Shares are then listed, to be made to all or substantially all the holders of Subordinate Voting Shares in a given province or territory of Canada to which these requirements apply, each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares at the Conversion ratio at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Multiple Voting Shares pursuant to the offer. Should the Subordinate Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned or withdrawn, the Subordinate Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on our part or on the part of the holder, into Multiple Voting Shares at the inverse of the conversion ratio then in effect.

Dividend Rights. The holders of the Multiple Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares in any financial year as our Board may by resolution determine, on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Multiple Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares and Super Voting Shares.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Super Voting Shares

Notice and Voting Rights. Holders of Super Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares have the right to vote. At each such meeting, holders of Super Voting Shares are entitled to 1,000 votes in respect of each Subordinate Voting Share into which such Super Voting Share could ultimately then be converted (currently 1,000 votes per Super Voting Share held).

Class Rights. As long as any Super Voting Shares remain outstanding, Green Thumb Industries will not, without the consent of the holders of the Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Super Voting Shares. Additionally, consent of the holders of a majority of the outstanding Super Voting Shares will be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Super Voting Shares. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Super Voting Shares will have one vote in respect of each Super Voting Share held. The holders of Super Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of our Subordinate Voting Shares, bonds, debentures or other securities not convertible into Super Voting Shares.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of Green Thumb Industries, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Super Voting Shares will, subject to the prior rights of the holders of any of our shares ranking in priority to the Super Voting Shares, be entitled to participate ratably along with all other holders of Super Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis).

Conversion Rights. Each Super Voting Share has a right to convert into 1 Multiple Voting Share subject to customary adjustments for certain corporate changes.

Conversion at the Option of Green Thumb Industries Inc. We have the right to convert all or some of the Super Voting Shares from a holder of Super Voting Shares into an equal number of Multiple Voting Shares subject to customary adjustments for certain corporate changes:

(a)

upon the transfer by the holder thereof to anyone other than (i) an immediate family member of Benjamin Kovler, Peter Kadens, Anthony Georgiadis or Andrew Grossman (who we refer to as the Initial Holders) or a transfer for purposes of estate or tax planning to a company or person that is wholly beneficially owned by an Initial Holder or immediate family members of an Initial Holder or which an Initial Holder or immediate family members of an Initial Holder are the sole beneficiaries thereof; or (ii) a party approved by the us (who, together with the Initial Holders, we refer to as the Permitted Holders); or

(b)

if at any time the aggregate number of issued and outstanding Super Voting Shares beneficially owned, directly or indirectly, by an Initial Holder of the Super Voting Shares and the Initial Holder’s predecessor or transferor, permitted transferees and permitted successors, divided by the number of Super Voting Shares beneficially owned, directly or indirectly, by the holder (and the Initial Holder’s predecessor or transferor, permitted transferees and permitted successors) as at the date of completion of the business combination whereby we, 1165318 B.C. Ltd. (a wholly-owned subsidiary of Bayswater Uranium Corporation), VCP23, LLC, GTI23, Inc. and GTI Finco Inc. combined our respective businesses, is less than 50%. The Initial Holders of Super Voting Shares will, from time to time upon our request, provide us with evidence as to such Initial Holders’ direct and indirect beneficial ownership (and that of our permitted transferees and permitted successors) of Super Voting Shares to enable us to determine if our right to convert has occurred. For purposes of these calculations, a holder of Super Voting Shares will be deemed to beneficially own Super Voting Shares held by an intermediate company or fund in proportion to their equity ownership of such company or fund, unless such company or fund holds such shares for the benefit of such holder, in which case they will be deemed to own 100% of such shares held for their benefit.

We are not required to convert Super Voting Shares on a prorated basis among the holders of Super Voting Shares.

Transfer Restrictions. There are no transfer restrictions in our Articles for the Super Voting Shares, subject to conversion rights at our option (see “Conversion at the Option of Green Thumb Industries Inc.” above).

Dividend Rights. The holders of the Super Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares in any financial year as the Board may by resolution determine, on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Super Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares and Subordinate Voting Shares.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Transfer Agent

The transfer agent for our Subordinate Voting Shares is Odyssey Trust Company.

Listing on the OTCQX Best Market

Our Subordinate Voting Shares are listed on OTCQX Best Market under the symbol “GTBIF.” Our Subordinate Voting Shares are also listed on the Canadian Securities Exchange under the symbol “GTII.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Subordinate Voting Shares and may be issued in one or more series. Warrants may be issued independently or together with Subordinate Voting Shares offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. For the terms of a particular series of warrants you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the number of Subordinate Voting Shares purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of unit agreement and form of unit certificate relating to each series of units that will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K if we offer units.

General

We may issue units comprised of Subordinate Voting Shares and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Subordinate Voting Shares,” and “Description of Warrants” will apply to each unit and to any Subordinate Voting Share or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

SELLING SECURITYHOLDERS

Information about selling securityholders, if applicable, will be set forth in a prospectus supplement, in a post-effective amendment to this registration statement, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities being offered by this prospectus separately or together through any of the following methods:

•	to or through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	through agents;

•

through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through any combination of these methods of sale; or

•	in any manner, as provided in the applicable prospectus supplement.

We or selling securityholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Subordinate Voting Shares, which are traded on the OTCQX Best Market under the symbol “GTBIF”. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We or selling securityholders may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We or selling securityholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

Any person participating in the distribution of Subordinate Voting Shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our Subordinate Voting Shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Subordinate Voting Shares to engage in market-making activities with respect to our Subordinate Voting Shares. These restrictions may affect the marketability of our Subordinate Voting Shares and the ability of any person or entity to engage in market-making activities with respect to our Subordinate Voting Shares.

We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M that stabilize, maintain or otherwise affect the price of the offered securities. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the Subordinate Voting Shares in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Subordinate Voting Shares originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the Subordinate Voting Shares to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business and any such relationships will be described in the applicable prospectus supplement.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by the Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being offered by this prospectus and certain legal matters in connection with this offering relating to Canadian law will be passed upon for us by Dentons Canada LLP. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Jenner & Block LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2018 and for the year ended December 31, 2018 have been incorporated by reference in this prospectus in reliance upon the report of MNP LLP, independent registered public accounting firm, which report is also incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

Our consolidated financial statements as of December 31, 2020 and 2019 and for each of the two years ended December 31, 2020 incorporated by reference in this prospectus in reliance upon the reports of Macias Gini & O’Connell LLP, independent registered public accounting firm, which report is also incorporated herein by reference, and given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our website address is www.gtigrows.com. Through this website, our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, will be accessible (free of charge) as soon as reasonably practicable after materials are electronically filed with or furnished to the SEC. The information provided on our website is not part of the registration statement of which this prospectus is a part.

You also may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-3 that we have filed under the Securities Act with the SEC. This prospectus, which constitutes a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any document are not necessarily complete. If a document has been filed as an exhibit to the registration statement, we refer you to the copies of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. In accordance with Rule 412 of the Securities Act, any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021.

•	Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed with the SEC on March 19, 2021.

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on December 31, 2020 and March 17, 2021.

•

the description of our Subordinate Voting Shares in our registration statement on Form S-1 filed with the SEC on February 2, 2021, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement).

You may request a copy of these filings at no cost, by contacting us at the following address or telephone number:

Green Thumb Industries Inc.

325 West Huron Street, Suite 700

Chicago, Illinois 60654

Attention: Corporate Secretary

(312) 471-6720

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	(1)(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Transfer agent fees and expenses	(2)
Trustee fees and expenses	(2)
Printing and miscellaneous expenses	(2)
Total	(2)

(1)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all applicable registration fees for the securities offered by this prospectus.
(2)

The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

We are subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia).

Under Section 160 of the Business Corporations Act (British Columbia), we may, subject to Section 163 of the Business Corporations Act (British Columbia):

(a)	indemnify an individual who:

(i)	is or was a director or officer of our company,

(ii)	is or was a director or officer of another corporation (A) at a time when such corporation is or was an affiliate of our company; or (B) at our request, or

(iii)	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties, defined below, to which the eligible party is or may be liable; and

(b)	after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

(i)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding,

(ii)

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding,

(iii)	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding, and

(iv)	“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Business Corporations Act (British Columbia), and subject to Section 163 of the Business Corporations Act (British Columbia), we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Business Corporations Act (British Columbia), and subject to Section 163 of the Business Corporations Act (British Columbia), we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Business Corporations Act (British Columbia), the eligible party will repay the amounts advanced.

Under Section 163 of the Business Corporations Act (British Columbia), we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Business Corporations Act (British Columbia), as the case may be, if any of the following circumstances apply:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or Articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or Articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

(d)

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party under Section 160(a) of the Business Corporations Act (British Columbia) against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Business Corporations Act (British Columbia), as the case may be, in respect of the proceeding.

Under Section 164 of the Business Corporations Act (British Columbia), and despite any other provision of Part 5, Division 5 of the Business Corporations Act (British Columbia) and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Business Corporations Act (British Columbia), on application of our company or an eligible party, the court may do one or more of the following:

(a)	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by us;

(d)	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Business Corporations Act (British Columbia); or

(e)	make any other order the court considers appropriate.

Section 165 of the Business Corporations Act (British Columbia) provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under Part 21.2 of our Articles, and subject to the Business Corporations Act (British Columbia), we must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with us on the terms of the indemnity contained in our Articles.

Under Part 21.3 of our Articles, and subject to any restrictions in the Business Corporations Act (British Columbia), we may indemnify any person.

We have entered into indemnification agreements with certain of our directors and executive officers. Under these indemnification agreements, each director and executive officer is entitled, subject to the terms and conditions thereof, to the right of indemnification and contribution for certain expenses to the fullest extent permitted by applicable law. We believe that these indemnification agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Pursuant to Part 21.4 of our Articles, the failure of an eligible party to comply with the Business Corporations Act (British Columbia) or our Articles does not invalidate any indemnity to which he or she is entitled under our Articles.

Under Part 21.5 of our Articles, we may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (1) is or was our director, alternate director, officer, employee or agent; (2) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was our affiliate; (3) at our request, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or (4) at our request, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity, against any liability incurred by him or her by reason of having been a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

We have an insurance policy covering our directors and officers, within the limits and subject to the limitations of the policy, with respect to certain liabilities arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Articles of Green Thumb Industries Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A, filed on February 2, 2020 (File No. 333-248213)).

4.1	Coattail Agreement, dated June 12, 2018, by and among the Shareholders, Green Thumb Industries Inc. and Odyssey Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A, filed on February 2, 2020 (File No. 333-248213)).

4.2*	Form of Subordinate Voting Shares Warrant Agreement and Warrant Certificate.

4.3*	Form of Unit Agreement.

5.1	Opinion of Dentons LLP.

23.1	Consent of Independent Registered Public Accounting Firm (Macias Gini & O’Connell LLP).

23.2	Consent of Independent Registered Public Accounting Firm (MNP LLP).

23.3	Consent of Dentons LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

*	To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on the 26th day of March, 2021.

GREEN THUMB INDUSTRIES INC.

By:	/s/ Benjamin Kovler
	Name:	Benjamin Kovler
Title: Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Green Thumb Industries Inc. hereby appoint Benjamin Kovler and Anthony Georgiadis, and each of them, as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Benjamin Kovler Benjamin Kovler	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 26, 2021

/s/ Anthony Georgiadis Anthony Georgiadis	Director and Chief Financial Officer (Principal Financial Officer)	March 26, 2021

/s/ Wendy Berger Wendy Berger	Director	March 26, 2021

/s/ Glen Senk Glen Senk	Director	March 26, 2021

/s/ Westley Moore Westley Moore	Director	March 26, 2021

/s/ William Gruver William Gruver	Director	March 26, 2021